UNITED STATES
SECURITIES and EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of report (Date of earliest event reported)               July 16, 2003

FLUSHING FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

000-24272
(Commission File Number)

DELAWARE
(State or other jurisdiction of incorporation)

11-3209278
(I.R.S. Employer Identification Number)

144-51 NORTHERN BOULEVARD FLUSHING, NEW YORK
(Address of principal executive offices)

11354
(Zip code)

(718) 961-5400
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 9. Information Required Under Item 12 - Results of Operations and Financial Condition

        Flushing Financial Corporation (Nasdaq: FFIC), the parent holding company for Flushing Savings Bank, FSB, on July 16, 2003 announced its results for the three- and six-month periods ended June 30, 2003. Attached as Exhibit 99.1 is the Company's press release dated July 16, 2003.

        The press release states the prior year comparable periods included an after-tax impairment writedown of $2.6 million relating to the Bank's investment in a WorldCom, Inc. senior note. Comparisons of the current year three- and six-month periods to the prior year periods were made excluding this writedown in the prior year periods. Management believes that this impairment writedown was a one-time event that is not likely to be repeated, and is therefore not indicative of the ongoing operating results of the Company. Excluding this writedown presents a better comparison of the Company's ongoing operating results. A reconciliation of amounts and financial ratios of the Company as reported in its financial statements to the adjusted amounts and financial ratios, which exclude this impairment writedown, is shown below.

	Three Months	Six Months
	Ended	Ended
	June 30, 2002	June 30, 2002
Net income as reported	$2,041	$6,579
Impairment writedown	4,429	4,429
Income tax benefit	(1,849)	(1,849)
Adjusted net income	$4,621	$9,159
Basic earnings per share	$0.17	$0.56
Impairment writedown	0.23	0.21
Adjusted basic earnings per share	$0.40	$0.77
Diluted earnings per share	$0.17	$0.53
Impairment writedown	0.21	0.21
Adjusted diluted earnings per share	$0.38	$0.74
Non-interest income	$(2,896)	$(1,510)
Impairment writedown	4,429	4,429
Adjusted non-interest income	$1,533	$2,919
Return on average assets	0.53%	0.86%
Impairment writedown	0.68%	0.34%
Adjusted return on average assets	1.21%	1.20%
Return on average equity	6.30%	10.06%
Impairment writedown	8.02%	3.98%
Adjusted return on average equity	14.32%	14.04%

Item 7(c). Exhibits

99.1.     Press release of Flushing Financial Corporation, dated July 16, 2003.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 17, 2003

FLUSHING FINANCIAL CORPORATION

By:	/s/ Michael J. Hegarty

Name:	Michael J. Hegarty
Title:	President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit		Page
99.1	Press release of Flushing Financial Corporation,
	dated July 16, 2003	5

EXHIBIT 99.1.
Press release of Flushing Financial Corporation, dated July 16, 2003

CONTACT:

Monica C. Passick	Van Negris / Lexi Terrero
Chief Financial Officer	Van Negris & Company, Inc.
Flushing Financial Corporation	(212) 396-0606
(718) 961-5400

FOR IMMEDIATE RELEASE

FLUSHING FINANCIAL CORPORATION REPORTS
2003 Second Quarter and First Half Results

FLUSHING, NY — July 16, 2003 — Flushing Financial Corporation (Nasdaq: FFIC), the parent holding company for Flushing Savings Bank, FSB (the "Bank"), today announced its results for the three and six months ended June 30, 2003.

For the second quarter ended June 30, 2003, diluted earnings per share were $0.43, an increase of $0.26 from the $0.17 earned in the comparable quarter a year ago. Net income for the second quarter of 2003 was $5.0 million, an increase of $3.0 million from the $2.0 million earned in the comparable quarter a year ago. The three months ended June 30, 2002 included an after-tax writedown of $2.6 million, or $0.21 per diluted share, due to the impairment of the Bank's investment in a WorldCom, Inc. senior note. Excluding this impairment writedown, net income for the second quarter of 2002 would have been $4.6 million, or $0.38 per diluted share, and diluted earnings per share would have increased 13.2% for the three months ended June 30, 2003 compared to the comparable prior year period.

For the first half of 2003, diluted earnings per share were $0.88, an increase of $0.35 from the $0.53 earned in the first half of 2002. Net income for the first half of 2003 was $10.3 million, an increase of $3.7 million from the $6.6 million earned in the first half of 2002. Excluding the above-mentioned impairment writedown, net income for the first half of 2002 would have been $9.2 million, or $0.74 per diluted share, and diluted earnings per share would have increased 18.9% for the six months ended June 30, 2003 compared to the comparable prior year period.

Michael J. Hegarty, President and Chief Executive Officer stated: "The first half of 2003 presented a challenging interest-rate environment as rates declined to their lowest levels in forty years. Borrowers took advantage of these low rates by refinancing their mortgages. We faced this challenge by continuing to implement the key initiatives of our strategic plan - focusing on the origination of higher yielding mortgage loan products and increasing core deposits.

"Our loan portfolio increased $42.5 million as we focused on the origination of higher yielding multi-family residential real estate loans, commercial real estate loans, and one-to-four family mixed-use residential real estate loans, which resulted in our loan portfolio maintaining a higher yield than we would have otherwise experienced. We also reduced the level of overnight deposits and federal funds sold, which are our lowest yielding assets. We continued to attract deposits, which increased $104.1 million during the first half of the year. In addition, we increased borrowed funds $50.0 million, as we took advantage of the low rates available for medium-term borrowing.

"Funds not used for loan originations were invested in mortgage-backed securities, which increased $167.5 million during the first half of 2003. This strategy allowed us to increase our net interest income. However, since mortgage-backed securities have a lower yield than mortgage loans, it resulted in reducing our net interest margin, which declined three basis points to 3.53% during the first half of 2003 from 3.56% in the first half of 2002.

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Flushing Financial Corporation
July 16, 2003
Page Two

"This growth in our balance sheet did not occur without an increase in our non-interest expense. Increases were seen in personnel and other expense areas, as we focused on loan and deposit growth. We believe this strategy has been successful as seen by the increases in loans and deposits. Salaries and benefits also increased due to certain employee compensation tied to our stock price.

"The result of these efforts was a strong increase in our operating results for the first half of 2003 from the first half of 2002. Net interest income increased 11.9 percent in the first half of 2003 compared to the first half of 2002. Diluted earnings per share increased 18.9 percent for the first half of 2003 compared to the first half of 2002, excluding the impairment writedown recorded in 2002. We continued our persistent focus on maintaining strong asset quality, with non-performing assets of $2.3 million at June 30, 2003.

"Our continued strong capital position enabled us to increase our asset size and focus on shareholder value initiatives. During the first half of 2003, we continued our stock repurchase program and declared quarterly dividends of $0.10 per common share - an indicated yearly rate of $0.40 per common share.

"We remain committed to a path of structured and orderly growth in 2003, focusing on the key initiatives of our strategic plan. This includes continued expansion of the financial services we offer to our customers and continued focus on the origination of higher yielding one-to-four family mixed-use residential real estate loans, multi-family real estate loans, and commercial real estate loans. At the same time, we will continue our increased focus on fee-based products.

"Above all, we continue to strive to optimize our shareholders' return on their investment."

Earnings Summary — Three Months Ended June 30, 2003

Net interest income for the three months ended June 30, 2003 increased $1.2 million, or 9.2 percent, to $14.4 million from $13.2 million for the three months ended June 30, 2002. This increase in net interest income is primarily due to a $214.7 million increase in the average balance of interest-earning assets, partially offset by a 12 basis point decrease in the net interest spread. The yield on interest-earning assets declined 71 basis points to 6.65 percent for the three months ended June 30, 2003 from 7.36 percent in the three months ended June 30, 2002, while the cost of funds declined 59 basis points to 3.38 percent for the three months ended June 30, 2003 from 3.97 percent for the three months ended June 30, 2002. These decreases were primarily due to the declining interest rate environment experienced during the past two years, the effect of which further lowered the yield on assets and the cost of funds in 2003. The average balance of the higher-yielding mortgage loan portfolio increased $75.7 million, while the average balance of the lower-yielding mortgage-backed securities portfolio increased $169.0 million. This increase in the average balance of the mortgage-backed securities portfolio, while increasing net interest income, reduced the yield on total interest-earning assets and the net interest spread. Despite the increase in net interest income, the net interest margin for the three months ended June 30, 2003 declined to 3.46 percent from 3.64 percent for the three months ended June 30, 2002. This decline is attributed to the decline in the net interest spread and the growth in the average balance of interest-earning assets.

Non-interest income for the three months ended June 30, 2003 increased $4.5 million to $1.6 million from a net loss of $2.9 million for the second quarter of 2002. The increase is primarily due to the $4.4 million pretax impairment writedown of the Bank's investment in a WorldCom, Inc. senior note during the three months ended June 30, 2002. Loan fees and banking services fees increased $0.1 million for the three months ended June 30, 2003 compared to the three months ended June 30, 2002.

Non-interest expense was $7.9 million for the three months ended June 30, 2003, an increase of $0.9 million, or 13.2 percent, from $7.0 million for the three months ended June 30, 2002. The increase from the prior year period is primarily attributable to the Bank's continued focus on expanding its current product offerings to enhance its ability to serve its customers. Management continues to monitor expenditures resulting in efficiency ratios of 49.2 percent and 47.6 percent for the three months ended June 30, 2003 and 2002, respectively.

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Flushing Financial Corporation
July 16, 2003
Page Three

Return on average equity was 14.7 percent for the three months ended June 30, 2003 compared to 6.3 percent for the three months ended June 30, 2002. Return on average assets was 1.1 percent for the three months ended June 30, 2003 compared to 0.5 percent for the three months ended June 30, 2002. Excluding the impairment writedown, for the three months ended June 30, 2002, return on average equity would have been 14.3 percent and return on average assets would have been 1.2 percent.

Earnings Summary — Six Months Ended June 30, 2003

Net interest income for the six months ended June 30, 2003 increased $3.0 million, or 11.9 percent, to $28.6 million from $25.6 million in the comparable 2002 period. This increase in net interest income is primarily due to a $186.9 million increase in the average balance of interest-earning assets. The yield on interest-earning assets declined 56 basis points to 6.79 percent for the six months ended June 30, 2003 from 7.35 percent in the six months ended June 30, 2002, while the cost of funds declined 57 basis points to 3.46 percent for the six months ended June 30, 2003 from 4.03 percent for the six months ended June 30, 2002. These decreases were primarily due to the declining interest rate environment experienced during the past two years , the effect of which further lowered the yield on assets and the cost of funds in 2003. The average balance of the higher-yielding mortgage loan portfolio increased $87.0 million, while the average balance of the lower-yielding mortgage-backed securities portfolio increased $132.3 million. This increase in the average balance of the mortgage-backed securities portfolio, while increasing net interest income, reduced the yield on total interest-earning assets. Despite the increase in net interest income, the net interest margin for the six months ended June 30, 2003 declined to 3.53 percent from 3.56 percent for the six months ended June 30, 2002. This decline is attributed to the growth in the average balance of interest-earning assets.

Non-interest income for the six months ended June 30, 2003 increased $4.8 million to $3.3 million from a net loss of $1.5 million for the comparable 2002 period. The increase is primarily due to the $4.4 million pretax impairment writedown of the Bank's investment in a WorldCom, Inc. senior note. Loan fees and banking services fees increased $0.2 million for the six months ended June 30, 2003 compared to the six months ended June 30, 2002.

Non-interest expense was $15.1 million for the first half of 2003, an increase of $1.6 million, or 12.4 percent, from $13.5 million for the first half of 2002. The increase from the prior year period is attributable to the Bank's continued focus on expanding its current product offerings to enhance its ability to serve its customers. Management continues to monitor expenditures resulting in an efficiency ratio of 47.4 percent for each of the six-month periods ended June 30, 2003 and 2002.

Return on average equity was 15.4 percent for the six months ended June 30, 2003 compared to 10.1 percent for the six months ended June 30, 2002. Return on average assets was 1.2 percent for the six months ended June 30, 2003 compared to 0.9 percent for the six months ended June 30, 2002. Excluding the impairment writedown, for the six months ended June 30, 2002, return on average equity would have been 14.0 percent and return on average assets would have been 1.2 percent.

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Flushing Financial Corporation
July 16, 2003
Page Four

Balance Sheet Summary

At June 30, 2003, total assets were $1,856.4 million, an increase of $203.5 million from December 31, 2002. During the first six months of 2003, loan originations and purchases were $85.3 million for multi-family real estate loans, $43.6 million for commercial real estate loans, $35.5 million for mixed-use property one-to-four family residential real estate loans, $11.7 for conventional one-to-four family residential real estate loans and $9.5 million in construction loans. For the first six months of 2002, loan originations and purchases were $79.6 million for multi-family real estate loans, $26.0 million for commercial real estate loans, $38.1 million for mixed-use property one-to-four family residential real estate loans, $9.6 million for conventional one-to-four family residential real estate loans and $7.0 million for construction loans. Total loans increased $42.5 million during the six months ended June 30, 2003 to $1,212.1 million from $1,169.6 million at December 31, 2002.

As the Company continues to increase its loan portfolio, management continues to adhere to the Bank's strict underwriting standards. As a result, the Company has been able to minimize charge-offs of losses from impaired loans and maintain asset quality. Non-performing assets were $2.3 million at June 30, 2003 compared to $4.3 million at December 31, 2002 and $1.8 million at June 30, 2002. Total non-performing assets as a percentage of total assets were 0.1 percent at June 30, 2003, 0.3 percent at December 31, 2002, and 0.1 percent at June 30, 2002. The ratio of allowance for loan losses to total non-performing loans was 410 percent at June 30, 2003 compared to 183 percent at December 31, 2002 and 586 percent at June 30, 2002.

Mortgage-backed securities increased $167.5 million to $486.8 million at June 30, 2003, while other securities increased $20.3 million to $60.0 million at June 30, 2003. Funds not used for loan originations during the six months ended June 30, 2003 have been invested in readily marketable mortgage-backed securities and shorter-term investment securities to provide readily available funding for future loan originations. In addition, due to the attractive low rates available for medium-term borrowings, in June 2003 the Company borrowed $60.0 million and invested the proceeds in mortgage-backed securities with an initial spread of approximately 180 basis points, based on the current interest rate environment. Other securities primarily consists of securities issued by government agencies and mutual or bond funds that invest in government and government agency securities. At June 30, 2003, loans in process totaled $156.8 million.

Total liabilities increased $191.7 million to $1,713.3 million at June 30, 2003 from $1,521.6 million at December 31, 2002. Due to depositors increased $104.1 million as certificate of deposit accounts increased $28.6 million while lower costing core deposits, primarily money market deposit accounts, increased $75.5 million. Borrowed funds increased $50.0 million during the six months ended June 30, 2003.

Total stockholders' equity increased $11.7 million to $143.1 million at June 30, 2003 from $131.4 million at December 31, 2002. Net income of $10.3 million for the six months ended June 30, 2003 was partially offset by $1.5 million in treasury shares purchased through the Company's stock repurchase programs and $2.3 million in cash dividends paid during the six month period. In addition, the exercise of stock options increased stockholders' equity by $4.9 million, including the income tax benefit realized by the Company upon the exercise of stock options. Book value per share was $11.06 at June 30, 2003 compared to $10.43 per share at December 31, 2002 and $10.06 per share at June 30, 2002.

Under its stock repurchase programs, the Company repurchased 81,700 shares during the six months ended June 30, 2003, at a total cost of $1.5 million, or an average of $18.37 per share. At June 30, 2003, 548,300 shares remain to be repurchased under the current stock repurchase program. Through June 30, 2003, the Company had repurchased approximately 42 percent of the common shares issued in connection with the Company's initial public offering at a cost of $94.5 million.

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Flushing Financial Corporation
July 16, 2003
Page Five

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this Press Release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors discussed in the Company's Annual Report on Form 10-K and in other documents filed by the Company with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such as "may", "will", "should", "could", "expects", "plans", "intends", "anticipates", "believes", "estimates", "predicts", "forecasts", "potential" or "continue" or similar terms or the negative of these terms. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The Company has no obligation to update these forward-looking statements.

Flushing Financial Corporation is the holding company for Flushing Savings Bank, FSB, a federally chartered stock savings bank insured by the Federal Deposit Insurance Corporation ("FDIC"). The Bank conducts its business through ten banking offices located in Queens, Brooklyn, Manhattan, Bronx and Nassau County.

Additional information on Flushing Financial Corporation may be obtained by visiting the Company's web site at http://www.flushingsavings.com.

— Statistical Tables Follow —

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Flushing Financial Corporation
July 16, 2003
Page Six

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES CONSOLIDATED
STATEMENTS OF FINANCIAL CONDITION
(Dollars in Thousands)
	June 30,	December 31,
	2003	2002
ASSETS	(Unaudited)
Cash and due from banks	$19,673	$29,119
Federal funds sold	--	18,500
Securities available for sale:
Mortgage-backed securities	486,801	319,255
Other securities	59,991	39,729
Loans:
One-to-four family residential - conventional	220,885	262,944
One-to-four family residential - mixed-use property	193,517	170,499
Multi-family residential	505,099	452,663
Commercial real estate	267,223	257,054
Co-operative apartments	4,879	5,205
Construction	16,112	17,827
Small Business Administration	4,773	4,301
Commercial business and other	4,668	4,185
Net unamortized premiums and unearned loan fees	1,494	1,463
Allowance for loan losses	(6,557)	(6,581)

Net loans	1,212,093	1,169,560
Interest and dividends receivable	8,787	8,409
Real estate owned, net	--	--
Bank premises and equipment, net	5,612	5,389
Federal Home Loan Bank of New York stock	24,713	22,213
Goodwill	3,905	3,905
Other assets	34,851	36,879

Total assets	$1,856,426	$1,652,958

LIABILITIES
Due to depositors:
Non-interest bearing	$41,233	$35,287
Interest bearing:
Certificate of deposit accounts	571,968	543,330
Passbook savings accounts	219,974	213,572
Money market accounts	233,344	170,029
NOW accounts	39,600	39,795

Total interest-bearing deposits	1,064,886	966,726
Mortgagors' escrow deposits	10,755	9,812
Borrowed funds	543,153	493,164
Other liabilities	53,286	16,583

Total liabilities	1,713,313	$1,521,572

STOCKHOLDERS' EQUITY
Preferred stock ($0.01 par value; 5,000,000 shares authorized)	--	--
Common stock ($0.01 par value; 40,000,000 shares authorized;
13,852,063 issued; 12,941,544 and 12,598,343 shares
outstanding at June 30, 2003 and December 31, 2002,
respectively)	139	139
Additional paid-in capital	49,490	47,208
Treasury stock (910,519 and 1,253,720 shares at
June 30, 2003 and December 31, 2002, respectively)	(15,891)	(21,733)
Unearned compensation	(8,178)	(7,825)
Retained earnings	113,450	109,208
Accumulated other comprehensive income, net of taxes	4,103	4,389

Total stockholders' equity	143,113	131,386

Total liabilities and stockholders' equity	$1,856,426	$1,652,958

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Flushing Financial Corporation
July 16, 2003
Page Seven
FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in Thousands Except Per Share Data)
(Unaudited)

	For the three months		For the six months
	Ended June 30,		Ended June 30,
	2003	2002	2003	2002

Interest and dividend income
Interest and fees on loans	$22,993	$22,514	$46,227	$44,315
Interest and dividends on securities:
Interest	4,612	4,028	8,703	8,124
Dividends	56	35	90	71
Other interest income	32	101	117	281

Total interest and dividend income	27,693	26,678	55,137	52,791

Interest expense
Deposits	7,073	6,954	14,009	13,817
Other interest expense	6,223	6,540	12,494	13,379

Total interest expense	13,296	13,494	26,503	27,196

Net interest income	14,397	13,184	28,634	25,595
Provision for loan losses	--	--	--	--

Net interest income after
Provision for loan losses	14,397	13,184	28,634	25,595

Non-interest income
Other fee income	805	681	1,627	1,380
Net gain (loss) on sales of securities and loans(1)	105	(4,279)	151	(4,259)
Other income	738	702	1,475	1,369

Total non-interest income	1,648	(2,896)	3,253	(1,510)

Non-interest expense
Salaries and employee benefits	4,105	3,537	7,932	6,966
Occupancy and equipment	739	674	1,406	1,329
Professional services	685	697	1,376	1,393
Data processing	410	376	820	749
Depreciation and amortization	294	258	550	515
Other operating expenses	1,657	1,431	3,055	2,522

Total non-interest expense	7,890	6,973	15,139	13,474

Income before income taxes	8,155	3,315	16,748	10,611

Provision for income taxes
Federal	2,445	1,143	5,017	3,406
State and local	666	131	1,387	626

Total taxes	3,111	1,274	6,404	4,032

Net income (1)	5,044	2,041	10,344	6,579

Basic earnings per share (1)	$0.44	$0.17	$0.92	$0.56
Diluted earnings per share (1)	$0.43	$0.17	$0.88	$0.53

(1) The three- and six-month periods ended June 30, 2002 includes an impairment writedown of $4.4 million, or $2.6 million on an after-tax basis. This reduced diluted earnings per share by $0.21 for each of these periods.

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Flushing Financial Corporation
July 16, 2003
Page Eight
FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL DATA
(Dollars in Thousands Except Per Share Data)
(Unaudited)

	At or For the Three				At or For the Six
	Months				Months
	Ended June 30,				Ended June 30,
	2003		2002		2003		2002
Per Share Data
Basic earnings per share	$0.44		$0.17		$0.92		$0.56
Diluted earnings per share	$0.43		$0.17		$0.88		$0.53
Average number of shares outstanding for:
Basic earnings per share computation	11,369,940		11,689,057		11,282,627		11,828,617
Diluted earnings per share computation	11,848,901		12,307,603		11,761,948		12,413,140
Book value per share (based on 12,941,544
and 13,145,459 shares outstanding at
June 30, 2003 and 2002, respectively)	$11.06		$10.06		$11.06		$10.06
Average Balances
Total loans, net	$1,191,193		$1,114,563		$1,183,860		$1,095,098
Total interest-earning assets	1,665,360		1,450,627		1,624,017		1,437,142
Total assets	1,775,888		1,536,839		1,734,709		1,525,338
Total due to depositors	1,053,376		848,721		1,022,634		828,968
Total interest-bearing liabilities	1,571,456		1,361,042		1,533,779		1,349,003
Stockholders' equity	137,257		129,596		134,296		130,777
Performance Ratios (1)
Return on average assets	1.14%		0.53%		1.19%		0.86%
Return on average equity	14.70		6.30		15.40		10.06
Yield on average interest-earning assets	6.65		7.36		6.79		7.35
Cost of average interest-bearing liabilities	3.38		3.97		3.46		4.03
Interest rate spread during period	3.27		3.39		3.33		3.32
Net interest margin	3.46		3.64		3.53		3.56
Non-interest expense to average assets	1.78		1.81		1.75		1.77
Efficiency ratio	49.20		47.62		47.45		47.39
Average interest-earning assets to average
interest-bearing liabilities	1.06	X	1.07	X	1.06	X	1.07	X

(1)     Ratios for the quarters and six months ended June 30, 2003 and 2002 are presented on an annualized basis.

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Flushing Financial Corporation
July 16, 2003
Page Nine
FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL DATA
(Dollars in Thousands)
(Unaudited)

	June 30, 2003	December 31, 2002
Selected Financial Ratios and Other Data
Regulatory capital ratios (for Flushing Savings Bank only):
Tangible capital (minimum requirement = 1.5%)	7.53%	7.74%
Leverage and core capital (minimum requirement = 3%)	7.53	7.74
Total risk-based capital (minimum requirement = 8%)	14.44	14.27
Capital ratios:
Average equity to average assets	7.74%	8.22%
Equity to total assets	7.71	7.95
Asset quality:
Non-performing loans	$1,598	$3,592
Non-performing investment securities	700	700
Non-performing assets	2,298	4,292
Net (recoveries) charge-offs	24	4
Asset Quality Ratios:
Non-performing loans to gross loans	0.13%	0.31%
Non-performing assets to total assets	0.12	0.26
Allowance for loan losses to gross loans	0.54	0.56
Allowance for loan losses to total non-performing assets	285.37	153.34
Allowance for loan losses to total non-performing loans	410.40	183.23
Full-service customer facilities	10	10

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Flushing Financial Corporation
July 16, 2003
Page Ten
FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
NET INTEREST MARGIN
(Dollars in Thousands)
(Unaudited)

	For the Three Months Ended June 30,
	2003				2002
	Average		Yield/		Average		Yield/
	Balance	Interest	Cost		Balance	Interest	Cost

Assets
Interest-earning assets:
Mortgage loans, net	$1,183,342	$22,858	7.73%		$1,107,636	$22,386	8.08%
Other loans, net	7,851	135	6.88		6,927	128	7.39

Total loans, net	1,191,193	22,993	7.72		1,114,563	22,514	8.08

Mortgage-backed securities	404,005	4,171	4.13		235,016	3,316	5.64
Other securities	58,285	497	3.41		77,570	747	3.85

Total securities	462,290	4,668	4.04		312,586	4,063	5.20

Interest-earning deposits and
federal funds sold	11,877	32	1.08		23,478	101	1.72

Total interest-earning assets	1,665,360	27,693	6.65		1,450,627	26,678	7.36

Other assets	110,528				86,212

Total assets	$1,775,888				$1,536,839

Liabilities and Equity
Interest-bearing liabilities:
Deposits:
Passbook accounts	$217,586	503	0.92		$208,343	895	1.72
NOW accounts	39,043	73	0.75		35,957	90	1.00
Money market accounts	229,627	1,243	2.17		113,997	681	2.39
Certificate of deposit accounts	567,120	5,241	3.70		490,424	5,274	4.30

Total due to depositors	1,053,376	7,060	2.68		848,721	6,940	3.27
Mortgagors' escrow accounts	18,562	13	0.28		18,037	14	0.31

Total deposits	1,071,938	7,073	2.64		866,758	6,954	3.21
Borrowed funds	499,518	6,223	4.98		494,284	6,540	5.29

Total interest-bearing
liabilities	1,571,456	13,296	3.38		1,361,042	13,494	3.97

Non-interest bearing deposits	35,815				30,538
Other liabilities	31,360				15,663

Total liabilities	1,638,631				1,407,243
Equity	137,257				129,596

Total liabilities and equity	$1,775,888				$1,536,839

Net interest income/net interest rate
spread		$14,397	3.27%			$13,184	3.39%

Net interest-earning assets/ net
interest margin	$93,904		3.46%		$89,585		3.64%

Ratio of interest-earning assets to
interest-bearing liabilities			1.06	x			1.07	x

— more —

Flushing Financial Corporation
July 16, 2003
Page Eleven
FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
NET INTEREST MARGIN
(Dollars in Thousands)
(Unaudited)

	For the Six Months Ended June 30,
	2003				2002
	Average		Yield/		Average		Yield/
	Balance	Interest	Cost		Balance	Interest	Cost

Assets
Interest-earning assets:
Mortgage loans, net	$1,175,530	$45,948	7.82%		$1,088,485	$44,078	8.10%
Other loans, net	8,330	279	6.70		6,613	237	7.17

Total loans, net	1,183,860	46,227	7.81		1,095,098	44,315	8.09

Mortgage-backed securities	368,320	7,937	4.31		236,027	6,751	5.72
Other securities	50,384	856	3.40		72,230	1,444	4.00

Total securities	418,704	8,793	4.20		308,257	8,195	5.32

Interest-earning deposits and
federal funds sold	21,453	117	1.09		33,787	281	1.66

Total interest-earning assets	1,624,017	55,137	6.79		1,437,142	52,791	7.35

Other assets	110,692				88,196

Total assets	$1,734,709				$1,525,338

Liabilities and Equity
Interest-bearing liabilities:
Deposits:
Passbook accounts	$215,874	1,029	0.95		$204,164	1,745	1.71
NOW accounts	39,124	146	0.75		34,812	173	0.99
Money market accounts	208,173	2,313	2.22		107,494	1,273	2.37
Certificate of deposit accounts	559,463	10,485	3.75		482,498	10,594	4.39

Total due to depositors	1,022,634	13,973	2.73		828,968	13,785	3.33
Mortgagors' escrow accounts	15,424	36	0.47		15,512	32	0.41

Total deposits	1,038,058	14,009	2.70		844,480	13,817	3.27
Borrowed funds	495,721	12,494	5.04		504,523	13,379	5.30

Total interest-bearing
liabilities	1,533,779	26,503	3.46		1,349,003	27,196	4.03

Non-interest bearing deposits	34,717				29,118
Other liabilities	31,917				16,440

Total liabilities	1,600,413				1,394,561
Equity	134,296				130,777

Total liabilities and equity	$1,734,709				$1,525,338

Net interest income/net interest rate
spread		$28,634	3.33%			$25,595	3.32%

Net interest-earning assets/ net
interest margin	$90,238		3.53%		$88,139		3.56%

Ratio of interest-earning assets to
interest-bearing liabilities			1.06	x			1.07	x

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